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                                                                     EXHIBIT 8.1

                           GOODWIN, PROCTER & HOAR LLP
                                COUNSELORS AT LAW
                                 EXCHANGE PLACE
                        BOSTON, MASSACHUSETTS 02109-2881


                                November 19, 1999



Boston Properties, Inc.
800 Boylston Street
Boston, MA 02119


        Re:   Federal Income Tax Matters
              --------------------------

Ladies and Gentlemen:

        This opinion is furnished to you in our capacity as counsel to Boston Properties, Inc., a Delaware corporation (the "Company"), regarding the Company's qualification for federal income tax purposes as a real estate investment trust within the meaning of Sections 856-860 of the Internal Revenue Code of 1986, as amended (the "Code"). This opinion is rendered in connection with the registration on Form S-3 (the "Registration Statement") pursuant to the Securities Act of 1933, as amended, of the resale of up to 933,085 shares of common stock, par value $.01 per share, of the Company by holders thereof, if and to the extent that the Company elects to issue such shares to such holders to acquire common units of limited partnership interests in Boston Properties Limited Partnership, a Delaware limited partnership (the "Operating Partnership").

        In rendering the following opinion, we have examined the Amended and Restated Certificate of Incorporation and Bylaws of the Company, the Registration Statement, the Amended and Restated Limited Partnership Agreement of the Operating Partnership, and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein. We have reviewed the investment activities, operations and governance of the Company and its subsidiaries. We have relied upon representations of duly appointed officers of the Company and the Operating Partnership (including without limitation, representations contained in a letter dated as of this date (the "Officer's Certificate")), principally relating to the Company's organization and operations. We assume that each such representation is and will be true, correct and complete and that all representations that speak in the future, or to the intention, or to the best of the belief and knowledge of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. Nothing has come to our attention which would cause us to believe
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Boston Properties, Inc.
November 19, 1999
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that any of such representations are untrue, incorrect or incomplete. We assume that the Company will be operated in accordance with the applicable laws and the terms and conditions of applicable documents. In addition, we have relied upon certain additional facts and assumptions described below.

        In rendering the opinion set forth herein, we have assumed (i) the genuineness of all signatures on documents we have examined, (ii) the authenticity of all documents submitted to us as originals, (iii) the conformity to the original documents of all documents submitted to us as copies, (iv) the conformity of final documents to all documents submitted to us as drafts, (v) the authority and capacity of the individual or individuals who executed any such documents on behalf of any person, (vi) the accuracy and completeness of all records made available to us, and (vii) the factual accuracy of all representations, warranties and other statements made by all parties. In addition, we assume that all interests in the Operating Partnership have been and will be issued in a transaction (or transactions) that are not required to be registered under the Securities Act of 1933, as amended, and that no interest in the Operating Partnership offered for sale outside the United States would have been required to be registered under the Securities Act of 1933, as amended, if such interest had been offered for sale within the United States. We have further assumed that during its short 1997 taxable year ending December 31, 1997 and subsequent taxable years, the Company has operated and will operate in such a manner that has made and will make the representations contained in the Officer's Certificate true for all such years, and that the Company and its subsidiaries will not make any amendments to its organizational documents after the date of this opinion that would affect the Company's qualification as a real estate investment trust for any taxable year. For purposes of our opinion, we have made no independent investigation of the facts contained in the documents and assumptions set forth above, the representations set forth in the Officer's Certificate, or the Registration Statement. No facts have come to our attention, however, that would cause us to question the accuracy and completeness of such facts or documents in a material way.

        The discussion and conclusion set forth below are based upon the Code, the Income Tax Regulations and Procedure and Administration Regulations promulgated thereunder and administrative and judicial interpretation thereof, in each case as currently exist and all of which are subject to change, and the opinions below are rendered as of the date hereof, and we disclaim any obligation to advise you of any change in any of the foregoing sources of law or subsequent developments in law or changes in facts or circumstances which might affect any matters or opinions set forth herein. No assurance can therefore be given that the federal income tax consequences described below will not be altered in the future. Based on the documents and assumptions set forth above and the representations set forth in the Officer's Certificate, and provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, we are of the opinion that:
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Boston Properties, Inc.
November 19, 1999
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        (1) Commencing with the Company's initial taxable year ended December
31, 1997, the Company has been organized in conformity with the requirements for qualification as a "real estate investment trust" under the Code, and its method of operation enables it to meet the requirements for qualification as a "real estate investment trust" under the Code, provided that the Company continues to meet the applicable asset composition, source of income, shareholder diversification, distribution, record keeping and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust, and

        (2) The information in the Registration Statement under the caption "Certain Federal Income Tax Considerations and Consequences of Your Investment" to the extent that it constitutes matters of law or legal conclusions, have been reviewed by us and is correct in all material respects, and our opinion set forth in such discussion is confirmed.

        We will not review on a continuing basis the Company's compliance with the documents or assumptions set forth above, or the representations set forth in the Officer's Certificate. Accordingly, no assurance can be given that the actual results of the Company's operations for any given taxable year will satisfy the requirements for qualification and taxation as a real estate investment trust under the Code. The ability of the Company to continue to meet the requirements for qualification and taxation as a real estate investment trust will be dependent upon the Company's ability to continue to meet in each year the applicable asset composition, source of income, shareholder diversification, distribution, and other requirements of the Code necessary for a corporation to qualify as a real estate investment trust. The foregoing opinion is limited to the federal income tax matters addressed herein, and no other opinion is rendered with respect to other federal tax matters or to any issues arising out of the tax laws of any state or locality. We express no opinion with respect to the transactions described herein other than those expressly set forth herein. You should recognize that our opinion is not binding on the Internal Revenue Service and that the Internal Revenue Service may disagree with the opinion contained herein. Although we believe that our opinion will be sustained if challenged, there is no guarantee that this will be the case. Except as specifically discussed above, the opinion expressed herein is based upon the laws that currently exist. Consequently, future changes in the law may cause the federal income tax treatment of the transactions herein to be materially and adversely different from that described above.

        We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Federal Income Tax Considerations and Consequences of Your Investment" in the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section
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Boston Properties, Inc.
November 19, 1999
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7 of the Securities Act of 1933, as amended, or the rules and regulations of the
Securities and Exchange Commission thereunder.


                                             Very truly yours,

                                             /s/ Goodwin, Procter & Hoar LLP

                                             Goodwin, Procter & Hoar LLP